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                                                                     Exhibit 2.1
                                                           As of August 14, 1996

                                     BY-LAWS

                                       OF

                                  BORDEN, INC.



                                    ARTICLE I

                                     OFFICES

         Places of business or offices may be established at any time by the board of directors (the Board) at any place or places where the Corporation is qualified to do business or where qualification is not required.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held upon not less than the ten nor more than sixty days written notice of the time, place and purposes of the meeting. The meeting shall be held at such time and place as shall be designated by the Board and specified in the notice of the meeting.

         SECTION 2. Special meetings of shareholders shall be held at such place and at such time as shall be fixed by resolution of the Board with respect to each such meeting and may be called at any time by the Chairman of the Board, Chief Executive Officer or President or a majority of the directors. Any special meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purpose of the meeting.

         SECTION 3. Except as otherwise provided by law or the Restated Certificate of Incorporation of the Company, at all meetings of the shareholders, in order to constitute a quorum, there shall be present, either in person or by proxy, shareholders entitled to cast a majority of the votes at such meeting.

         SECTION 4. At all meetings of the shareholders, each shareholder shall be entitled to one vote for each share of the capital stock standing in his name on the books of the Company, except as otherwise provided by the Restated Certificate of Incorporation of the Company.

         SECTION 5.  At all meetings of the shareholders any
shareholder shall be entitled to vote by proxy.  Every proxy shall
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be executed in writing by the shareholder or his agent except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing.

         SECTION 6. For the purpose of determining the shareholders entitled to
(a) notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) give a written consent to any action without a meeting, or (c) receive payment of any dividend or allotment of any right, or for the purpose of any other corporate action or event, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such dates shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

         If no record date is so fixed by the Board, (a) the record date for a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

         When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section , such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

         SECTION 7. The affirmative vote of a majority of votes cast by the shareholders shall be required to authorize or approve any action or matter to be voted upon by the shareholders, except that directors shall be elected as provided by law.

         SECTION 8. Unless otherwise determined by resolution of the Board,

         (a) the Chairman of the Board shall, or shall designate an appropriate officer of the Company to, call any annual or special meeting of shareholders to order, act as Chairman of any such meeting of the shareholders, determine the order of business of any such meeting, and determine the rules of order and procedure to be followed in the conduct of any such meeting; and

         (b)      the Secretary or an Assistant Secretary of the Company
                  shall act as Secretary of the meeting.
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         Nothing in this section shall prohibit the Chairman of the meeting from changing the order in which business shall be presented to the meeting.

         SECTION 9. The shareholders may act without a meeting by written consent or consents pursuant to N.J.S. 14A:5-6. The written consent or consents shall be filed in the minute book.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than fifteen directors. Subject to the provisions of the Restated Certificate of Incorporation of the Company, the members of the Board shall be elected at each annual meeting of shareholders of the Company to hold office until the next annual meeting, and the term of each director shall be from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been elected and shall have qualified. The Chairman of the Board shall be elected by the Board from time to time and shall serve as Chairman of the Board until his successor shall have been elected and shall have qualified. The Chairman of the Board shall be a director, and may serve as an officer or otherwise be an employee.

         SECTION 2. If the office of any director is not filled at an annual meeting or becomes vacant, or if new directorships resulting from an increase in the authorized number of directors are created, the remaining directors (even though less than a quorum) by a majority vote, or the sole remaining director, may fill such directorship. A director so elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified in his stead. Any directorship not filled by the Board may be filled by the shareholders at an annual meeting or at a special meeting called for that purpose.

         SECTION 3. The Board shall have the power to remove a director for cause and to suspend a director pending a final determination that cause exists for removal.

         SECTION 4. There shall be an annual meeting of the Board for the election of officers and for such other business as may be brought before the meeting, immediately after the annual meeting of shareholders.

         SECTION 5. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

         SECTION 6. Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer, President or by any
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two directors at such time and place as specified in a notice delivered personally or by telephone to each director, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Company, at least two days prior to the time of holding the meeting. The notice of meeting need not, but may, specify the purpose of the meeting.

         SECTION 7. A majority of directors shall constitute a quorum for the transaction of business. Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present, shall be the act of the Board.

         SECTION 8. The Board may act without a meeting if, prior or subsequent to the action, each member of the Board consents in writing to the action. The written consent or consents shall be filed in the minute book.

         SECTION 9. Any director may participate in a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. The officers of the Company may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a General Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant General Controllers. The said officers shall be elected at the annual meeting of the Board by a majority vote of the Board and shall serve at the pleasure of the Board and shall be subject to removal at any time, with or without cause, provided, however, that the Board may at its pleasure omit the election of any of the foregoing officers not required by law. One person may hold more than one office.

         SECTION 2. The said officers shall have the powers and shall perform all the duties incident to their said respective offices and shall perform such other duties as shall from time to time be assigned to them by the Board.

         SECTION 3. The Chairman or, in his absence, a director selected by a majority of the Directors, shall preside at meetings of the Board. Each Vice President or other officer shall have general charge of such departments or divisions of the Company's business, or shall perform such duties, as may from time to time be determined by the Chief Executive Officer and they shall be responsible for the proper administration of their respective departments or divisions to the Chief Executive Officer. Departmental managers shall be responsible for the proper administration of their departments to the officer in charge thereof.
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         SECTION 4. During the absence of the Chief Executive Officer, the Chief
Executive Officer shall designate, in writing to the Corporate Secretary, the officer who shall be vested with all the powers of such office in respect of the signing and execution of any contracts or other papers requiring the signature of any such absent officer. In the event of any prolonged absence of any officer of the Company, the Board may delegate his powers or duties to any other executive officer, or to any director, during such absence, and the person so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

         SECTION 5. The Board may create such other offices as they may determine, elect or provide for the election of officers to fill the same, define their powers and duties and fix their tenures of office. The Board may also create or provide for the creation of (1) administrative divisions, and (2) offices and committees for any such divisions and may elect or provide for the election of officers and committee members to fill the positions so created, define or make provision for the duties to be performed by such officers and committees and the powers to be exercised by them and fix or make provision for their tenures of office. The Board may delegate to the Chief Executive Officer or to any other officer or any committee of the Company the power to exercise some, any or all of the powers granted to the Board by the foregoing provisions of this Section . The Chief Executive Officer in turn may delegate to any other officer or any committee of the Company the power to exercise some, any or all of the powers delegated to him by the Board pursuant to the foregoing provisions of this Section .


                                    ARTICLE V

                                   COMMITTEES

         SECTION 1. There shall be an Executive Committee consisting of three or more directors. The membership of this Committee shall consist of such number of directors as the Board may, by a resolution adopted by a majority of the entire Board, elect from time to time and their terms of office shall be for such periods as the Board may designate. A majority of all the members of the Committee shall constitute a quorum for the transaction of business. The Board or Executive Committee members shall elect the Chairman of the Committee. The Committee shall determine its own procedure and shall meet on call by the Chairman of the Committee or by any two members of the Committee. In addition to any general or special duties that may from time to time be delegated to it by the Board, the Committee shall, subject to the laws of the State of New Jersey, have and may exercise the powers of the Board during the intervals between the meetings of the Board, including the periodic review of management organization.


         SECTION 2. There shall be an Audit Committee comprised of two or more directors. The members shall be elected by the Board, or
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the Executive Committee, either of which shall also elect the Chairman of the
Committee. A majority of the members shall constitute a quorum of the Committee.

         The Committee shall assist the Board in fulfilling its fiduciary responsibilities relating to accounting policies, auditing and reporting practices for the Company and shall, through regularly scheduled meetings provide a direct line of communication between the Board and the Company's independent accountants, as well as the internal auditor. It shall receive management's recommendation of the independent auditing firm for the next year and make its recommendation to be approved by the Board.

         It shall review with the independent auditing firm the scope of its examination, the consolidated financial statements prior to the approval of the annual report by the Board, the competence and adequacy of financial, accounting and internal audit management and control procedures of the Company, recommendations of the independent auditors and management's response thereto, the internal audit function and such other matters relating to financial reports as it deems appropriate. It will require that serious differences between the independent auditors and the management be reported to it.

         SECTION 3. There shall be a Committee on Officers' Compensation comprised of three or more directors. The members shall be elected by the Board or the Executive Committee, either of which shall also elect the Chairman of the Committee. A majority of the members shall constitute a quorum of the Committee.

         The Committee shall establish salaries for elected officers of the Company. It shall be responsible for the administration of the Management Incentive Plan, other incentive compensation plans and related subjects. It shall also supervise and administer such employee benefits plans as the Chief Executive Officer or the Board shall, from time to time, direct.


         SECTION 4. The Committees created by the preceding sections of this Article shall each keep a record of their actions and proceedings, and all their actions shall be reported to the Board at its next ensuing meeting; except that, when the meeting of the Board is held within 2 days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                                   ARTICLE VI

                                WAIVERS OF NOTICE

         Any notice required by these by-laws, by the Restated Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or
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after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice, shall be deemed conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                   ARTICLE VII

                         DEPOSITORIES, CHECKS AND NOTES

         SECTION 1. The Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company shall each have the authority to designate banks, trust companies or other depositories in which funds of the Company shall be deposited to the credit of the Company. All checks, drafts and orders for the payment of money shall be signed by any one of the aforesaid officers, or by such other person or persons as the Board or anyone of the aforesaid officers may from time to time designate. Subject to such limitations, restrictions and safeguards as any of the aforesaid officers shall prescribe, signatures in the case of all checks, drafts and orders for the payment of money may be facsimile signatures.

         SECTION 2. The signature of any officer upon any bond, debenture, note or similar instrument executed on behalf of the Company may be a facsimile whenever authorized by the Board.



                                  ARTICLE VIII

                                    DIVIDENDS

         Subject to the provisions of law and the Restated Certificate of Incorporation of the Company, the Board shall have the power in its discretion to declare and pay dividends upon the shares of stock of the Company of any class in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations. Anything in the Restated Certificate of Incorporation or these by-laws to the contrary notwithstanding, no holder of any share of stock of the Company of any class shall have any right to any dividend thereon unless such dividend shall have been declared by the Board as aforesaid.
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                                   ARTICLE IX

                                      SEAL

         The seal of the Company shall be circular in form with the words "Borden, Inc." on the circumference, and the figures "1899" in the center.

                                    ARTICLE X

                                      STOCK

         SECTION 1. Certificates of stock shall be issued and signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and may be countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof. Any or all signatures upon a certificate, including those of a stock transfer agent or a registrar, may be facsimile. In case any officer or officers or any transfer agent or registrar of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers, or such transfer agent or registrar, for whatever cause, before such certificate or certificates shall have been delivered, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers or such transfer agent or registrar, as the case may be.

         SECTION 2. All transfers of stock shall be made upon the books of the Company upon surrender to the Company of the certificate or certificates for such stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

         SECTION 3. Every person claiming a stock certificate in lieu of one lost or destroyed shall give notice to the Company of such loss and destruction, and shall also file in the office of the Company an affidavit as to his ownership of the stock represented by the certificate, and of the facts which go to prove its loss or destruction. He shall, if required by the Board of Directors, give the Company a bond or agreement of indemnity in a form to be approved by counsel, with or without sureties and in such amount as may be determined by the Board or by an officer in whom authority therefor shall have been duly vested by the Board against all loss, cost and damage which may arise from issuing such new certificate. The officers of the Company, if satisfied from the proof that the certificate is lost or destroyed, may then issue to him a new certificate of the same tenor as the one lost or destroyed.

         SECTION 4. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient
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concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company. The Board may appoint transfer agents and registrars of transfer, and may require any or all stock certificates to bear the signature or facsimile signature of any such transfer agent and any such registrar of transfers.

         SECTION 5. Unless the Board by specific resolution provides otherwise, all shares of the Company, which are reacquired pursuant to the New Jersey Corporation Act, Section l4A:7-l6 by purchase, by redemption or by their conversion into other shares of the Company, shall remain authorized and issued shares and shall be considered treasury shares.

                                   ARTICLE XI

                                   FISCAL YEAR

         SECTION 1. The fiscal year of the Company shall commence on the first day of January in each year and end on the following thirty-first day of December.

         SECTION 2. It shall be the duty of the principal financial officer to submit a full report of the financial condition of the Company for the preceding fiscal year at a meeting of the Board preceding the annual meeting of shareholders.

                                   ARTICLE XII

                              AMENDMENTS TO BY-LAWS

         SECTION 1. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Restated Certificate of Incorporation, as each may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the Restated Certificate of Incorporation, the provision of that Act or the Restated Certificate of Incorporation shall govern.

         SECTION 2. These by-laws may be altered, amended, or repealed by the shareholders or the Board. Any by-law adopted or amended by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting the by-law expressly reserves to the shareholders the right to amend or repeal it.